EXHIBIT 1.1

                               5,000,000 Shares*

                        BANKUNITED FINANCIAL CORPORATION

                              Class A Common Stock

                             UNDERWRITING AGREEMENT

                                                         St. Petersburg, Florida
                                                                        __, 2001

Raymond James & Associates, Inc.
As Representative of the Several Underwriters
     listed on Schedule I hereto
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

         BankUnited Financial Corporation, a Florida corporation (the "Company"), proposes, subject to the terms and conditions stated in this Underwriting Agreement (this "Agreement"), to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of 5,750,000 shares of its Class A Common Stock, par value $.01 per share (the "Common Stock"). The aggregate of 5,000,000 shares to be purchased from the Company are called the "Firm Shares." In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated in this Agreement, up to an additional 750,000 shares of Common Stock (the "Additional Shares") to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the "Shares." Raymond James & Associates, Inc. is acting as the representative of the several Underwriters and in such capacity is referred to in this Agreement as the "Representative."

          The Company wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company.

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* Plus an additional 750,000 shares subject to Underwriter's over-allotment option.

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         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (File No. 333-_____), including a prospectus subject to completion, relating to the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the "Registration Statement." The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the "Prospectus." If the Company elects, with the consent of the Representative, to rely on Rule 434 under the Act, all references to the Prospectus shall be deemed to include the form of prospectus and the term sheet contemplated by Rule 434, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the Act (the "Rule 434 Prospectus"). If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" in this Agreement shall be deemed to include the registration statement on Form S-3 (File No. 333-_____) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus is referred to in this Agreement as the "Preliminary Prospectus." All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, the Rule 434 Prospectus, a Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used in this Agreement, the term "Incorporated Documents" means the documents that at the time of filing are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.

         2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell the Firm Shares to the Underwriters and, upon the basis of the representations, warranties and

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agreements of the Company in this Agreement contained and subject to all the terms and conditions set forth in this Agreement, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $______ per Share (the "purchase price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

         The Company hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company in this Agreement contained and subject to all the terms and conditions set forth in this Agreement, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company up to 750,000 Additional Shares at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Shares. The option to purchase Additional Shares may be exercised at any time within 30 days after the date of the Prospectus, but no more than once.

         3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

          Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

         4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on May __, 2001 or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on June __, 2001 as the Representative shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representative and the Company. The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 of this Agreement.

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

          Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representative on behalf of the Underwriters to the Company, of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth
(i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the certificates for which the Additional Shares are to be registered. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

          Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in St. Petersburg, Florida for inspection and packaging not later than 9:30 a.m., St. Petersburg, Florida time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company. Payment for the Shares sold by the Company hereunder shall be delivered by the Representative to the Company.

         It is understood that the Representative has been authorized, for its account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. Raymond James and Associates, Inc., individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         5. Covenants and Agreements.

         The Company covenants and agrees with the several Underwriters as follows:

                  (a) The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will

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advise you promptly and, if requested by you, will confirm such advice in writing: (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective; (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act; (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes; and (v) within the period of time referred to in Section 5(e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. If the Company elects, with the consent of the Representative, to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus (including copies of a term sheet that complies with the requirements of Rule 434 under the Act), in such number as the Underwriters may reasonably request, and file with the Commission in accordance with Rule 424(b) of the Act the form of Prospectus complying with Rule 434(b)(2) of the Act before the close of business on the first business day immediately following the date of this Agreement. If the Company elects not to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act before the close of business on the first business day immediately following the date of this Agreement.

                  (b) The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

                  (c) The Company will not file any Rule 462 Registration Statement or any amendment to the Registration Statement or make any amendment or supplement to the Prospectus unless: (i) you shall have previously been advised thereof and been given a reasonable opportunity to review such filing, amendment or supplement; and (ii) you have not reasonably

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objected to such filing, amendment or supplement after being so advised and having been given a reasonable opportunity to review such filing, amendment or supplement.

                  (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(e) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

                  (e) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the "Prospectus Delivery Period"), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as it may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of: (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement; or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Sections 5(a) and 5(c) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

                  (f) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or would be subject to taxation as a foreign corporation or to take any action that would

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subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing. The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of three years after the date of this Agreement.

                  (g) The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                  (h) During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

                  (i) During the period ending five years from the date hereof, the Company will furnish to you and, upon your request, to each of the other
Underwriters: (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or The Nasdaq Stock Market, Inc. National Market System ("NASDAQ") or any national securities exchange; and (ii) from time to time such other non-confidential information concerning the Company as you may reasonably request.

                  (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision of this Agreement (except pursuant to a termination under Section 12 hereof, other than clauses (iv) or (v)) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement in this Agreement or to comply in all material respects with any of the terms or provisions of this Agreement or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

                  (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption "Use of Proceeds" in the Prospectus.

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                  (l) If Rule 430A under the Act is employed, the Company will timely file the Prospectus or term sheet (as described in Rule 434(b) under the Act) pursuant to Rule 424(b) under the Act.

                  (m) For a period of 90 days beginning on the date that the Registration Statement is first declared by the Commission to be effective under the Act, without your prior written consent, the Company will not directly or indirectly (i) issue, sell, offer or contract to sell or otherwise dispose of or transfer any shares of its capital stock of any kind or class ("Capital Stock") or securities convertible into or exchangeable or exercisable for shares of Capital Stock (collectively, "Company Securities") or any rights to purchase or otherwise acquire Company Securities, or file any registration statement under the Act with respect to any Company Securities or any debt securities of the Company or any rights to purchase or otherwise acquire such securities; or (ii) enter into any hedging, swap collar or other agreement that transfers (or is designed to or reasonably expected to lead to or result in such transfer), in whole or in part, directly or indirectly, the economic consequences of ownership of Company Securities whether any such swap or transaction is to be settled by delivery of Capital Stock or other securities, in cash or otherwise even if such transfer is effected by some person or entity other than the Company, except (A) to the Underwriters pursuant to this Agreement, (B) for grants of options pursuant to the Company's stock option, stock bonus or other stock plans or arrangements in effect as of the date of this Agreement and (C) for issuances of shares of Capital Stock upon the exercise of options outstanding as of the date of this Agreement under such stock plans.

                  (n) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

                  (o) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

                  (p) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

                  (q) The Company will timely file with NASDAQ all documents and notices required by the NASDAQ of companies that have or will issue securities that are traded on the NASDAQ.

                  (r) The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities

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exchange or automated quotation system on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

                  (s) The Company shall inform the Florida Department of Banking and Finance at any time prior to the distribution of the Shares by the Underwriters if the Company or any of its subsidiaries engages in any business with the government of Cuba or with any person or affiliate located in Cuba, with such information to be provided within 90 days after the commencement thereof or after a change occurs with respect to previously reported information.

                  (t) The Company will maintain as its independent auditors a nationally recognized accounting firm reasonably acceptable to the Underwriters for the period ending three years from the date of this Agreement.

         The Representative may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

         6. Representations and Warranties.

         The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

                  (a) The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated hereby. Each Preliminary Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Act, complied as to form when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from such Preliminary Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction.

                  (b) The Company has prepared each of the Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto, and the Prospectus and any amendments or supplements thereto. The Registration Statement (including any Rule 462 Registration Statement), in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, will comply as to form in all material respects with the provisions of

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the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

                  (c) Each Preliminary Prospectus and the Prospectus, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares.

                  (d) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such documents was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  (e) The capitalization of the Company is and will be as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Capital Stock of the Company have been, and as of the Closing Date and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of the Capital Stock or any securities convertible into or exchangeable for any of such Capital Stock; the Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms of this Agreement will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the Capital Stock conforms to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates for the Shares being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Shares being sold by the Company, free and clear of any claim, encumbrance or defect in title, to the several Underwriters purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Shares being sold by the Company are in valid and sufficient form.

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                  (f) Each of the Company and its subsidiaries is a corporation, depository institution (as defined in the Federal Deposit Insurance Act, as amended) or a business trust duly organized and validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or other entity power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company or any of its subsidiaries (a "Material Adverse Effect").

                  (g) The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in
Exhibit 21.1 to the Company's Annual Report on Form 10-K/A for its fiscal year ended September 30, 2000, which is incorporated by reference into the Registration Statement. As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

                  (h) There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company's knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described or filed in the Registration Statement and the Prospectus as required by the Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by: (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally; and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts.

                  (i) Neither the Company nor any of its subsidiaries is: (i) in violation of (A) its articles of incorporation, bylaws, articles of association, charter, certificate of trust, trust agreement or other organizational documents, (B) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree, order, ruling or directive or any kind of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an "Existing Instrument") to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

                  (j) The Company's execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by: (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally; (ii) Section 8(b)(6)(D) of the Federal Deposit Insurance Act; and (iii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

                  (k) None of the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby: (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on the NASDAQ and compliance with the securities or Blue Sky laws of various jurisdictions, the filing of notice with the Office of Thrift Supervision, all of which will be, or have been, effected in accordance with this Agreement and except for the NASD's clearance of the underwriting terms of the offering contemplated hereby as required under the NASD's Rules of Fair Practice); (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company's articles of incorporation or the Company's bylaws or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound; (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties; or (iv) results in a breach of, or default or Debt Repayment Triggering event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such violations, conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used in this Agreement, a "Debt Repayment Triggering Event" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, trust preferred security or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                  (l) Except as described in the Prospectus, and except for options to purchase Capital Stock issued pursuant to the Company's Non-Statutory Stock Option Plan, as amended, 1992 Stock Bonus Plan, as amended, 1994 Incentive Stock Option Plan, and 1996 Incentive Compensation and Stock Award Plan and the Profit Sharing Plan of BankUnited, FSB (the "Bank"), neither the Company nor any of its subsidiaries has outstanding and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Capital Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

                  (m) PricewaterhouseCoopers LLP, the certified public accountants who have audited the financial statements (including the related notes thereto) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent certified public accountants as required by the Act and the Exchange Act.

                  (n) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement.

                  (o) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto): (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business; (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its Capital Stock and the Company is not in default under the terms of any class of Capital Stock of the Company or any outstanding debt obligations; (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business); and (v) there has not been any Material Adverse Effect, or any development involving or that may reasonably be expected to result in a Material Adverse Effect, in the condition (financial or otherwise), business, properties, net worth or result of operations of the Company.

                  (p) All offers and sales by the Company of any shares of Capital Stock and debt or other securities prior to the date of this Agreement were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

                  (q) The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act and is listed on the NASDAQ, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or The Nasdaq Stock Market, Inc. is contemplating terminating such registration or listing.

                  (r) The Company has not distributed and will not distribute, and has not authorized the Underwriters to distribute, any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Prospectus or other offering material, if any, as permitted by the Act.

                  (s) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

                  (t) The Company and each of its subsidiaries have filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct, and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audit have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the Common Stock to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

                  (u) Except as set forth in the Prospectus, there are no transactions with "affiliates" (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement and the Prospectus that is not so disclosed. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary on the other hand, that is required by the Act to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

                  (v) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  (w) Each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except: (i) such as are described in the Prospectus; or (ii) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.

                  (x) Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter "permit" or "permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

                  (y) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that:
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (z) Neither the Company nor any of its subsidiaries, since each has been a subsidiary of the Company, nor, to the Company's knowledge, any employee or agent of the Company or any of its subsidiaries, has, directly or indirectly: (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law; or
(ii) made any payment to any federal, state, local or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

                  (aa) The Company and its subsidiaries are: (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency.

                  (bb) Each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively "Intellectual Property") under which the Company and its subsidiaries conduct all or any material part of its business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. Neither the Company nor any of its subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

                  (cc) The Company has procured Lock-Up Agreements, in the form of Exhibit A attached hereto, from each of the Company's officers and directors.

                  (dd) No officer, director or nominee for director or stockholder of the Company has a direct or indirect affiliation or association with any member of the NASD.

                  (ee) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

                  (ff) The Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or
(o) of the Internal Revenue Code of 1986, as amended (the "Code") of which the Company or such subsidiary is a member. No "reportable event" (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined in ERISA). None of the Company, its subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under: (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan"; or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

                  (gg) Statements (including the assumptions described therein) that constitute forward looking statements as defined in Rule 175(c) under the Act and that are included in the

Registration Statement and the Prospectus: (i) are within the coverage of Rule 175(b) under the Act; and (ii) were made by the Company with a reasonable basis and reflect the Company's good faith estimate of the matters described therein.

                  (hh) The Company and its subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees' salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran's Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers' Benefit Protection Act, and federal, state and local labor laws, each as amended, except where the failure to comply with any such requirements has not, and will not, have a Material Adverse Effect.

                  (ii) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

                  (jj) Except as set forth in the Registration Statement and the Prospectus, there are no agreements, claims, payment, issuances, arrangements or understandings, whether oral or written, for services in the nature of broker's, finder's, consulting, origination or similar fees or remuneration with respect to the sale of the Shares or any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, subsidiaries or affiliates that may affect the Underwriters' compensation as determined by the NASD.

                  (kk) The Bank has properly administered, in all material respects, all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither the Bank nor any of its directors, officers or employees has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

                  (ll) The accounts of the Bank are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum applicable amount in accordance with the rules and regulations of the FDIC, and no proceedings for the termination or revocation of such membership or insurance are pending, or to the best knowledge of the Company, threatened.

                  (mm) The Company is duly registered as a unitary savings and loan holding company under the Home Owners Loan Act and the Gramm-Leach-Bliley Act, and is in good standing with the Office of Thrift Supervision (the "OTS"). The Bank is in good standing with the OTS. All activities of the Company and the Bank are permitted under applicable federal and state banking laws and regulations. Neither the Company nor the Bank is a party or subject to any agreement or memorandum with, or directive or order issued by, the OTS, the FDIC or other regulatory authority having jurisdiction over it (the "Regulators"), which imposes any restrictions or requirements not generally applicable to entities of the same type as the Company and the Bank. Neither the Company nor the Bank is subject to any directive from any Regulator to make any material change in the method of conducting its respective business, and no such directive is pending or, to the best knowledge of the Company, threatened by any Regulator.

         7. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Blue Sky Memoranda, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5(f), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Shares, (v) the reasonable fees and disbursements of the Underwriters' counsel relating to securing any required review by the NASD of the fairness of the terms of the sale of the Shares provided that such fees and disbursements shall not exceed $5,000; (vi) the fees and expenses associated with including the Shares on the NASDAQ; (vii) the cost of preparing stock certificates; (viii) the costs and charges of any transfer agent or registrar; (ix) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (x) all other fees, costs and expenses referred to in Item 14 of the Registration Statement; and (xi) the transportation, lodging, graphics and other expenses (but not the Underwriters' out-of-pocket expenses) incidental to the Company's preparation for and participation in the "roadshow" for the offering contemplated hereby. Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(j) hereof, the Company agrees to reimburse the Underwriters as provided in
Section 5(j).

         8. Indemnification and Contribution. Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees, agents and counsel of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys' fees and expenses (collectively, "Damages") arising out of or based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, expressly for use in connection therewith; or (ii) any inaccuracy in or breach of the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder or under any law. This indemnification shall be in addition to any liability that the Company may otherwise have.

         In addition to its other obligations under this Section 8, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company in this Agreement or failure to perform its obligations hereunder, all as set forth in this Section 8, the party against whom indemnification is being sought will reimburse each Underwriter on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the person(s) from whom it was received. Any such interim reimbursement payments that are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

          If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless:
(i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses; (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person; or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 8.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors or officers or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

         In any event, the Company will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

         If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to in this Agreement, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares; or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 11 hereof) and not joint.

          Notwithstanding the second paragraph of this Section 8, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of: (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company; (ii) acceptance of any Shares and payment therefor hereunder; and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second paragraph of this
Section 8, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in the second and fourth paragraphs of this Section 8, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the second paragraph of this Section 8.

         9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                  (a) The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representative, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

                  (b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus: (i) there shall not have been any change in the Capital Stock or any material change in the indebtedness (other than in the ordinary course of business) of the Company; (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company; (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect; (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened; and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

                  (c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Camner, Lipsitz and Poller, P.A., counsel to the Company, substantially to the effect that:

                           (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect.

                           (ii) Each of the Company's subsidiaries is a corporation, depository institution (as defined in the Federal Deposit Insurance Act, as amended) or business trust duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate or other entity power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect; and all of the outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and (other than the trust preferred securities of BankUnited Capital, BankUnited Capital II and BankUnited Capital III) are owned by the Company directly, or indirectly through one of the other subsidiaries, free and clear of any perfected security interest, or any other security interest, lien, adverse claim, equity or other encumbrance.

                           (iii) The accounts of the Bank are insured by the Savings Association Insurance Fund of the FDIC up to the maximum applicable amount in accordance with the rules and regulations of FDIC, and no proceedings for the termination or revocation of such membership or insurance are pending.

                           (iv) The Company is duly registered as a unitary savings and loan holding company under the Home Owners Loan Act and the Gramm-Leach-Bliley Act, and is in good standing with the OTS. The Bank is in good standing with OTS. All activities of the Company and the Bank are permitted under applicable federal and state banking laws and regulations. Neither the Company nor the Bank is a party or subject to any agreement or memorandum with, or directive or order issued by, any Regulators, which imposes any restrictions or requirements not generally applicable to entities of the same type as the Company and the Bank. Neither the Company nor the Bank is subject to any directive from any Regulator to make any material change in the method of conducting their respective businesses, and no such directive is pending or threatened by any Regulator.

                           (v) The capitalization of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption "Capitalization" and the Shares conform in all material respects to the description of the Common Stock in the Prospectus. Except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its Capital Stock or any securities convertible into or exchangeable for any of such Capital Stock.

                           (vi) All shares of Capital Stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company, and no such rights will exist as of the Closing Date.

                           (vii) All offers and sales of the Company's securities have been made in compliance in all material respects with the registration requirements of the Act and other applicable state securities laws or regulations or applicable exemptions therefrom.

                           (viii) Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation or bylaws and is not in default in the performance of any obligation, agreement or condition contained in any bond, indenture, note or other evidence of indebtedness or any other agreement or obligation of the Company, where the default would have, individually or in the aggregate, a Material Adverse Effect.

                           (ix) Neither the offer, sale or delivery of the Shares by the Company, the execution, delivery or performance by the Company of this Agreement, compliance by the Company with all provisions of this Agreement nor consummation by the Company of the transactions contemplated hereby: (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or bylaws of the Company or any material agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties is bound; (B) creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company; or (C) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree that is known to such counsel and is applicable to the Company or any of its properties.

                           (x) Except as described in the Registration Statement or Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of such counsel, threatened, against or involving the Company or its subsidiaries, or the properties of either the Company or any of its subsidiaries: (A) which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor, to the knowledge of such counsel, is there any basis for any such action, suit, inquiry, proceeding or investigation; or (B) that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein.

                           (xi) Such counsel has reviewed all agreements, contracts, indentures, leases or other documents or instruments described or referred to in the Registration Statement and the Prospectus, and such agreements, contracts (and forms of contracts), indentures, leases or other documents or instruments are fairly summarized or disclosed in all material respects therein, and filed as exhibits thereto as required, and such counsel does not know of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed that have not been so summarized or disclosed or filed.

                           (xii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

                           (xiii) The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated by this Agreement.

                           (xiv) The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the articles of incorporation and bylaws of the Company and the Florida General Corporation Act.

                           (xv) The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                           (xvi) The Company has all requisite power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided in this Agreement. The Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

                           (xvii) The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, (A) such Shares will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company and (B) good and valid title to such Shares, free and clear of any claim, encumbrance or defect in title of any nature (other than any arising by or through the Underwriters), will pass to each Underwriter that has purchased any portion of such Shares in good faith and without knowledge of any such claim, encumbrance or defect.

                           (xviii) The Registration Statement has been declared effective by the Commission under the Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

                           (xix) The Registration Statement, including any Rule 462 Registration Statement, the Prospectus, including any document incorporated by reference therein and each amendment or supplement to the Registration Statement and the Prospectus, including any document incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be given) comply as to form in all material respects with the requirements of the Act.

                           (xx) The descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings, insofar as they purport to summarize certain of the provisions thereof, are accurate in all material respects and fairly present the information required to be presented by the Act and the rules and regulations thereunder.

                           (xxi) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal investor" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                           (xxii) The Shares have been approved for listing on the NASDAQ.

                           (xxiii) The statements in the Registration Statement and Prospectus, insofar as such statements constitute matters of law, summaries of legal matters, the Company's articles of incorporation or bylaw provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

         In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.

         In addition to the opinion set forth above, such counsel shall state that during the course of its participation in the preparation of the Registration Statement and the Prospectus and the amendments thereto, nothing has come to the attention of such counsel that has caused it to believe or given it reason to believe that the Registration Statement or the Prospectus or any amendment thereto (except for the financial statements and other financial and accounting information contained therein or omitted therefrom as to which no opinion need be expressed), at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement or the Prospectus as of the date of the opinion (except as aforesaid), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg, as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (e) You shall have received letters addressed to you and dated the date of this Agreement and the Closing Date or the Additional Closing Date, as the case may be, from (i) the firm of PricewaterhouseCoopers LLP, independent certified public accountants, in a form mutually acceptable to PricewaterhouseCoopers LLP and you and (ii) the Chief Financial Officer of the Company, substantially in the form heretofore approved by you.

                  (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date of this Agreement and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(f) and in Sections 9(b) and 9(g) of this Agreement.

                  (g) The Company shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements in this Agreement contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

                  (h) The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

                  (i) At or prior to the Closing Date, you shall have received the Lock-Up Agreements from each of the executive officers of the Company and the Bank and the Company's directors, and certain of the Company's stockholders previously identified by the Representative not to directly or indirectly (i) sell, offer, pledge or contract to sell or otherwise dispose of or transfer any Company Securities, or any right to purchase or otherwise acquire Company Securities, in any case whether now held of record or beneficially owned by the undersigned pursuant to the Rules and Regulations promulgated under the Act and the Exchange Act or acquired after the date of the Prospectus or with respect to which such beneficial ownership is acquired after the date of the Prospectus,
(ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that such person has or may have hereafter to require the Company to register under the Act such person's sale, transfer or other disposition of any Company Securities or any debt securities of the Company or any rights to purchase or otherwise acquire such securities held by such person, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, or (iii) enter into any hedging, swap or collar agreement or any other agreement that transfers (or is designed to or reasonably expected to lead to or result in such transfer), in whole or in part, directly or indirectly, the economic consequences of ownership of Company Securities whether any such hedging, swap, collar or other transaction is to be settled by delivery of Company Securities, in cash or otherwise, even if such transfer is effected by some person or entity other than the officer or director executing the Lock-up Agreement, other than as provided in such Lock-Up Agreement before the expiration of 90 days from the date the Registration Statement is first declared by the Commission to be effective under the Act, without the prior written consent of Raymond James & Associates, Inc.

                  (j) At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions of this Agreement only if they are reasonably satisfactory in form and substance to you and your counsel.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

          If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

         10. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery of this Agreement by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

         11. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

         12. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment:
(i) trading in the Company's Common Stock shall have been suspended by the Commission or The Nasdaq Stock Market, Inc.; (ii) trading in securities generally on the NYSE or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority; (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities; (iv) any downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; (v) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; or (vi) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or

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

economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

         13. Information Furnished by the Underwriters; Authority. The Company acknowledges that the names and assumed names of the Underwriters as set forth on the front and back cover pages of the Preliminary Prospectus, the last paragraph on the inside front cover page of the Preliminary Prospectus and the first, fifth, and seventh paragraphs, first and last two sentences of the eighth paragraph, and the final paragraph under the caption "Underwriting" in any Preliminary Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(a), 6(b) and 8 of this Agreement. The Representative agrees that each of the Underwriters represents and warrants, severally and not jointly, to the Company that the information supplied by such Underwriter described in the immediately preceding sentence is complete and correct in all material respects. The Representative represents and warrants to the Company that the Representative has been authorized by each of the other Underwriters as the Representative to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         14. Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

                   (i)     to the Company

                           BankUnited Financial Corporation
                           255 Alhambra Circle
                           Coral Gables, Florida 33134
                           Attention: Alfred R. Camner

                           with a copy to

                           Camner, Lipsitz and Poller, P.A.
                           550 Biltmore Way
                           Suite 700
                           Coral Gables, Florida 33134
                           Attention: Marc Lipsitz, Esq.

                   (ii)    to the Underwriters

                           Raymond James & Associates, Inc.
                           880 Carillon Parkway
                           St. Petersburg, Florida  33716
                           Attention: Jeff Trocin

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

                           with a copy to

                           Raymond James & Associates, Inc.
                           550 W. Washington
                           Suite 1650
                           Chicago, Illinois  60661
                           Attention:  Michael Walker

                           and with a copy to

                           Barack Ferrazzano Kirschbaum Perlman & Nagelberg 333 West Wacker Drive
                           Suite 2700
                           Chicago, Illinois 60606
                           Attention: John E. Freechack, Esq.

          This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and its directors and officers.

         15. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to choice of law principles thereunder. Except as otherwise set forth in this Agreement, any action, suit or proceeding hereunder shall be brought solely in the Circuit Court of the State of Florida in Pinellas County, Florida or in the United States District Court for the Middle District of Florida, Tampa Division, and each party hereto agrees to submit itself to the personal jurisdiction of such courts.

          This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

          This Agreement shall be effective when, but only when, at least one counterpart of this Agreement shall have been executed on behalf of each party hereto.

          The Company, and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                 Very truly yours,

                                 BANKUNITED FINANCIAL CORPORATION

                                 By:      _____________________________________
                                          Alfred R. Camner
                                          President and Chief Executive Officer

CONFIRMED as of the date first above
mentioned, on behalf of the several
Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:      ______________________________
         Authorized Representative

                                   SCHEDULE I

                                                       Number of
                 Name                                 Firm Shares
------------------------------------------           -------------
Raymond James & Associates, Inc.
Keefe, Bruyette & Woods, Inc.
Morgan Keegan & Company, Inc.
Tucker Anthony Incorporated

Total:                                                 5,000,000
                                                     =============

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